Exhibit 5.1

January 19, 2024	Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

Truist Financial Corporation

214 N. Tryon Street

Charlotte, North Carolina 28202

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have represented Truist Financial Corporation, a North Carolina corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (No. 333-276600), including the prospectus constituting a part thereof, dated January 19, 2024 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) on January 19, 2024 and its filing of the prospectus supplement, dated January 19, 2024 (the “Prospectus Supplement”), with the Commission on the date hereof for the purposes of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, an unspecified principal amount of the Company’s Medium-Term Notes, Series I (Senior) (the “Series I Notes”), and Medium-Term Notes, Series J (Subordinated) (the “Series J Notes” and, together with the Series I Notes, the “Securities”). The Series I Notes are issuable pursuant to an Indenture Regarding Senior Securities, dated as of May 24, 1996, as amended by the First Supplemental Indenture, dated as of May 4, 2009, and the Second Supplemental Indenture, dated as of June 6, 2022 (as amended, and as the same may be further amended or supplemented from time to time, the “Senior Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor to the corporate trust business of State Street Bank and Trust Company), as trustee (the “Senior Trustee”). The Series J Notes are issuable under that certain Indenture Regarding Subordinated Securities, dated as of May 24, 1996, as amended by the First Supplemental Indenture, dated as of December 23, 2003, the Second Supplemental Indenture, dated as of September 24, 2004, the Third Supplemental Indenture, dated as of May 4, 2009, and the Fourth Supplemental Indenture, dated as of July 28, 2022 (as amended, and as the same may be further amended or supplemented from time to time, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor to the corporate trust business of State Street Bank and Trust Company), as trustee (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustee”). Certain terms of the Securities will be established by or pursuant to resolutions of the Company’s board of directors (the “Corporate Proceedings”).

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

January 19, 2024

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions expressed herein, we have examined (i) the Registration Statement; (ii) the Prospectus Supplement; (iii) executed copies of the Indentures; (iv) an executed copy of the Officers’ Certificate and Company Order Series I (Senior), establishing the forms and certain terms of the Series I Notes; (v) an executed copy of the Officers’ Certificate and Company Order Series J (Subordinated), establishing the forms and certain terms of the Series J Notes; and (vi) the forms of the master global notes and global notes representing the Securities.

In addition, we have examined such other documents, certificates and opinions and have made such further investigation as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents, and we have assumed the validity and enforceability of all documents against all parties thereto, other than the Company, in accordance with their respective terms. As to matters of fact material to our opinions, we have, to the extent we deemed such reliance appropriate, relied upon certificates of officers of the Company and of public officials with respect to the Company.

Based upon and subject to the foregoing, and having regard for legal considerations that we deem relevant, we are of the opinion that:

(1) assuming the Corporate Proceedings have been completed and that the Series I Notes have been duly authorized and established in accordance with the Senior Indenture and (A) in the case of Notes represented by a master global note duly executed and authenticated in accordance with the Senior Indenture, such Notes have been duly issued in accordance with the Senior Indenture, the Senior Trustee and/or a duly appointed paying agent has made, in accordance with the instructions of the Company, the appropriate entries or notations in its records relating to the master global note that represents such Notes and such Notes have been delivered in accordance with the applicable underwriting or other distribution agreement against payment therefor; and (B) in the case of Notes represented by a global note, such Notes have been duly executed by the Company, authenticated by the Senior Trustee in accordance with the Senior Indenture, and delivered in accordance with the Senior Indenture and the applicable underwriting or other distribution agreement against payment therefor, the Series I Notes will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Indenture, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances.

Mayer Brown LLP

January 19, 2024

(2) assuming the Corporate Proceedings have been completed and that the Series J Notes have been duly authorized and established in accordance with the Subordinated Indenture and (A) in the case of Notes represented by a master global note duly executed and authenticated in accordance with the Subordinated Indenture, such Notes have been duly issued in accordance with the Subordinated Indenture, the Subordinated Trustee and/or a duly appointed paying agent has made, in accordance with the instructions of the Company, the appropriate entries or notations in its records relating to the master global note that represents such Notes and such Notes have been delivered in accordance with the applicable underwriting or other distribution agreement against payment therefor; and (B) in the case of Notes represented by a global note, such Notes have been duly executed by the Company, authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture, and delivered in accordance with the Subordinated Indenture and the applicable underwriting or other distribution agreement against payment therefor, the Series J Notes will constitute valid and legally binding obligations of the Company entitled to the benefits of the Subordinated Indenture, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances.

We note that, as of the date of this opinion, a judgment for money in an action based on the Securities in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars, and the date used to determine the rate of conversion of foreign currencies or currency units into United States dollars would depend upon various factors, including which court renders the judgment.

We are admitted to practice law in the States of New York and North Carolina and our opinions expressed herein are limited solely to the Federal laws of the United States of America, the laws of the State of New York and North Carolina, and we express no opinion herein concerning the laws of any other jurisdiction and we express no opinion herein with respect to state securities laws.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement, the Prospectus Supplement or any related pricing supplement, term sheet or other offering material regarding the Company or the Securities or their offering and sale.

Mayer Brown LLP

January 19, 2024

This opinion speaks as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report on Form 8-K filed with the Commission on the date hereof and its incorporation by reference into the Registration Statement and to the reference to this firm under the captions “Validity of Securities” in the Registration Statement and “Legal Matters” in the Prospectus Supplement. If a pricing supplement relating to the offer and sale of any particular Securities is prepared and filed by the Company with the Commission on a future date and the pricing supplement contains a reference to this firm and our opinion substantially in the form set forth below, this consent shall apply to that opinion and to all references to this firm in such pricing supplement:

“In the opinion of Mayer Brown LLP, as counsel to the Company, when the Notes offered by this pricing supplement have been [issued by the Company pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from the Company, the appropriate entries or notations in its records relating to the master global note that represents such Notes, and delivered against payment as contemplated herein][executed and issued by the Company and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein], the Notes will constitute valid and legally binding obligations of the Company entitled to the benefits of the indenture, except that (a) the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances.”

This opinion is given as of the date hereof and is limited solely to the Federal laws of the United States of America, the laws of the State of New York and the Business Corporation Act of the State of North Carolina. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the opinion of such counsel dated January 19, 2024, which has been filed as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2024.”

Mayer Brown LLP

January 19, 2024

In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ MAYER BROWN LLP

MAYER BROWN LLP